Exhibit 99.1

PHH CORPORATION PROVIDES UPDATE ON PREPARATION OF 2005 FINANCIAL STATEMENTS

Releases Key Operating Metrics for Third Quarter 2006
Provides Guidance for 2006

Mt. Laurel, NJ, October 30, 2006 - PHH Corporation (NYSE: PHH) today provided an update on the status of the preparation and audit of its 2005 financial statements and released certain key operating metrics for the three months and nine months ended September 30, 2006 and liquidity information as of September 30, 2006. Investors should refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) today for additional information.

Financial Statements Update

We have previously disclosed that we would not meet the SEC deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 because we had not yet finalized our financial statements for the quarter and the year ended December 31, 2005 and the audit of our 2005 financial statements was and is ongoing. We now expect to file the 2005 Form 10-K by mid-November 2006. We also previously disclosed that the filing of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 would be delayed beyond their respective SEC filing deadlines. We are unable at this time to provide an expected date for the filing of our 2006 Form 10-Qs.

Mr. A. B. Krongard, chairman of the board of directors, indicated “While we are frustrated by the amount of time it has taken to finalize the preparation and audit of our 2005 financial statements, we are very close to reaching completion.”

Based upon management's evaluation to date, we expect that after including the restatement and related fourth quarter 2005 adjustments, including but not limited to, the write-off of NOLs, the incremental external audit fees, and tax contingency reserves, our shareholders' equity as of December 31, 2005 will be approximately $1.5 billion.

The Company has concluded its evaluation of the following matters:

•
After reevaluating the appropriateness of certain Spin-Off deferred tax assets relating to net operating loss carryforwards (NOLs), the Company determined that $15 million of NOLs was no longer allocable to it and would be written off through shareholder’s equity in the fourth quarter of 2005. The Company expects to utilize $9 million of the NOLs previously allocated to it in its 2005 tax returns but may need to write-off these NOLs to shareholder’s equity, subject to the final allocation of NOLs from Cendant Corporation (“Cendant”) (now known as Avis Budget Group, Inc. (NYSE: CAR)), which we expect to occur in the fourth quarter of 2006.

•
The Audit Committee of the PHH Board of Directors, after consultation with and review of the conclusions of management, determined that it will need to correct the timing of revenue recognition prior to the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”) related to loan sales from PHH Mortgage Corporation, its wholly-owned subsidiary, to Bishops Gate Residential Mortgage Trust (“Bishop’s Gate”), a special purpose entity consolidated upon the adoption of FIN 46. Prior to the date of adoption of FIN 46 on July 1, 2003 and the related consolidation of Bishop’s Gate, it recorded loan sales to Bishop’s Gate at the time of the sale; however, the gain on sale was deferred until the loans were sold by Bishop’s Gate to third party investors. The restatement adjustments will recognize the gain on sale at the time of sale to Bishop’s Gate for the periods prior to Bishop’s Gate’s consolidation in 2003. The impact of the restatement adjustments will be an increase in pre-tax income of $17 million in years prior to 2001, a decrease in pre-tax income of $1 million in 2001, and increases in pre-tax income of $28 million in 2002 and $16 million in 2003. The restatement also reduces pre-tax income by $60 million in 2003 through the adjustment for the cumulative effect of adoption of FIN 46. There is no impact to our shareholder’s equity for periods after December 31, 2003 as a result of this restatement.

•
The Company completed its evaluation of the need for reserves and valuation allowances for tax contingencies for 2005 and has established a provision of $15 million, which will be reflected as a charge to net income in the fourth quarter of 2005.

The Company continues to evaluate the goodwill impairment recorded in the first quarter of 2005 as a result of the spin-off of the Company from Cendant in February 2005. The Audit Committee of the PHH Board of Directors, after consultation with and review of the conclusions of management, has determined that the amount of goodwill allocated to the Company as part of Cendant’s 2001 acquisition of Avis Group Holdings, Inc., was improper and will need to be reduced, and that substantially all of the allocated goodwill was impaired prior to 2005. Management continues to evaluate what portion of the goodwill impairment should properly have been recorded in periods prior to 2005 as a result of this restatement.

Because the preparation of the financial statements continues, certain of the accounting matters identified at this stage as well as the potential impact of certain of these matters on the Company’s financial statements have not yet been finalized and are subject to change. As management continues the process of evaluating the accounting issues identified and completing the preparation of the Company’s financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements for prior periods or prior fiscal years beyond those disclosed.

Key Operating Metrics

The Company also released operating metrics for the third quarter ended September 30, 2006. In connection with the ongoing review and analysis of its 2005 annual and quarterly financial statements, management is undertaking a comprehensive review of the Company’s accounting controls, financial reporting process and the application of generally accepted accounting principles. Most of the information contained in the attached summary tables is not derived from its financial statements, however, investors are cautioned that some of this information may be impacted by the ongoing analysis of those financial statements. This information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in the Company’s business, notwithstanding that information may change, perhaps materially, from what is shown on the tables.

Management Comments on 2006 Results

Mr. Terry Edwards, president and chief executive officer, stated, “Assuming no significant swings related to hedging the servicing portfolio, 2006 pre-tax results for the Company overall are estimated at breakeven. The significant downswing in mortgage origination volume year over year that accelerated in the third quarter combined with continued pressure on origination margins will result in a negative pre-tax result for the full year for our mortgage operations. This coupled with one-time charges related to the delay in the filing of our financial statements will offset the expected continued outstanding performance of our fleet management business, PHH Arval.

As we stated in July, we were disappointed with first half results for the mortgage business. The lack of a traditional seasonal lift during the third quarter plus the high cost to keep the servicing asset properly hedged due to the flat yield curve has caused year-to-date results to be significantly below our expectations. While we have been actively reducing costs all year, in the past month we identified additional areas of focus to right-size the origination segment of the mortgage business. We expect our originations to be approximately $40 billion in 2006, and we are adjusting the cost structure to be commensurate with this level.”

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States,1 and its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada combined.2 For additional information about the company and its subsidiaries please visit www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2006
[2]	Automotive Fleet Fact Book, June 2006

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. As you read and consider the estimates of historic operating metrics, such as loan origination volume and average fleet units, and information regarding the appropriateness of certain accounting and tax treatments included in this press release, you should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, the statement that we expect to file our 2005 Form 10-K by mid-November 2006 and our statements of expectations regarding NOLs, shareholder’s equity and our current and future operating results and origination volumes are forward-looking statements.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268

Media:
Karen K. McCallson
856-917-8679

PHH Corporation
Mortgage Services Segment
Key Operating Metrics
Preliminary and Unaudited (1)

Mortgage Originations
	Three Months Ended September 30,
	2006	2005	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$8,541	$10,799	$(2,258)	(21)%
Fee-based closings	2,125	3,191	(1,066)	(33)%
Total closings	$10,666	$13,990	$(3,324)	(24)%
Purchase closings	$7,795	$9,383	$(1,588)	(17)%
Refinance closings	2,871	4,607	(1,736)	(38)%
Total closings	$10,666	$13,990	$(3,324)	(24)%
Fixed rate	$6,235	$7,255	$(1,020)	(14)%
Adjustable rate	4,431	6,735	(2,304)	(34)%
Total closings	$10,666	$13,990	$(3,324)	(24)%
Number of loans closed (units)	54,255	67,296	(13,041)	(19)%
Average loan amount	$196,593	$207,888	$(11,295)	(5)%
Loans sold	$8,726	$10,896	$(2,170)	(20)%
Average loan servicing portfolio	$160,141	$146,659	$13,482	9%

	Nine Months Ended September 30,
	2006	2005	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$25,181	$27,291	$(2,110)	(8)%
Fee-based closings	6,495	9,204	(2,709)	(29)%
Total closings	$31,676	$36,495	$(4,819)	(13)%
Purchase closings	$22,465	$24,749	$(2,284)	(9)%
Refinance closings	9,211	11,746	(2,535)	(22)%
Total closings	$31,676	$36,495	$(4,819)	(13)%
Fixed rate	$17,536	$16,529	$1,007	6%
Adjustable rate	14,140	19,966	(5,826)	(29)%
Total closings	$31,676	$36,495	$(4,819)	(13)%
Number of loans closed (units)	158,578	176,055	(17,477)	(10)%
Average loan amount	$199,752	$207,293	$(7,541)	(4)%
Loans sold	$24,858	$25,993	$(1,135)	(4)%
Average loan servicing portfolio	$158,951	$146,282	$12,669	9%

Loan Servicing Portfolio Activity
	Nine Months Ended September 30,
	2006	2005
	(In millions)
Balance, beginning of period (2)	$154,843	$143,056
Additions (3)	27,873	29,280
Payoffs and curtailments (3)	(24,644)	(27,926)
Addition of certain subserviced home equity loans as of June 30, 2006 (4)	2,130	—
Balance, end of period (4)	$160,202	$144,410

Loan Servicing Portfolio Delinquency (5)(6)
	September 30,
	2006		2005
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.02%	1.75%	1.98%	1.58%
60 days	0.46%	0.37%	0.38%	0.27%
90 or more days	0.32%	0.25%	0.39%	0.25%
Total delinquency	2.80%	2.37%	2.75%	2.10%
Foreclosure/Real estate owned/Bankruptcies	0.83%	0.59%	1.00%	0.61%
__________
(1) The operating metrics presented herein include the consolidated results of PHH Mortgage Corporation and PHH Home Loans, LLC.

(2) Excludes certain home equity loans subserviced for others. These amounts were approximately $2.5 billion and $2.7 billion as of December 31, 2005 and 2004, respectively.

(3) Excludes activity related to certain home equity loans subserviced for others in the six months ended June 30, 2006 and the nine months ended September 30, 2005.

(4) Prior to June 30, 2006, certain home equity loans subserviced for others were excluded from the disclosed portfolio activity. Due to a systems conversion during the second quarter of 2006, these loans subserviced for others are included in the portfolio balance as of September 30, 2006. The balance of home equity loans subserviced for others and excluded at September 30, 2005 was $2.5 billion.

(5) Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(6) Certain home equity loans subserviced for others were excluded from the delinquency calculations as of September 30, 2005, but due to a systems conversion, are included in the delinquency calculations as of September 30, 2006. These loans totaled approximately $2.5 billion as of September 30, 2005 and $2.1 billion as of September 30, 2006. Had these loans been excluded from the September 30, 2006 delinquency calculations, the total delinquency would increase from 2.80% to 2.82% based on the number of loans and the total delinquency would have remained 2.37% based on the unpaid balance. In addition, the percentage of the total number of loans in foreclosure/real estate owned/bankruptcy would increase from 0.83% to 0.85% and the percentage of the unpaid balance that relates to those loans would remain 0.59%.

PHH Corporation
Fleet Management Services Segment
Key Operating Metrics
Preliminary and Unaudited

	Average for the Three Months Ended September 30,
	2006	2005	Change	% Change
	(In thousands)
Leased vehicles	335	326	9	3%
Maintenance cards	337	338	(1)	—
Fuel cards	325	322	3	1%
Accident management vehicles	331	333	(2)	(1)%

	Average for the Nine Months Ended September 30,
	2006	2005	Change	% Change
	(In thousands)
Leased vehicles	334	324	10	3%
Maintenance cards	340	337	3	1%
Fuel cards	325	320	5	2%
Accident management vehicles	330	331	(1)	—

PHH Corporation
Available Funding Under Asset-Backed Debt Arrangements and Committed Unsecured Credit Facilities
Preliminary and Unaudited

As of September 30, 2006, available funding under our asset-backed debt arrangements and committed unsecured credit facilities consisted of:

	Capacity(1)	Utilized Capacity	Available Capacity
		(In millions)
Asset-Backed Funding Arrangements
Vehicle management	$3,717	$3,429	$288
Mortgage warehouse	3,046	1,571	1,475
Committed Unsecured Credit Facilities (2)	2,552	1,614	938
__________
(1) Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2) Available capacity reflects reductions in availability under the facilities due to an allocation against the unsecured revolving facilities of $583 million which fully supports outstanding unsecured commercial paper issued by the Company as of September 30, 2006. Under the Company’s policy, all of outstanding unsecured commercial paper is supported by available capacity under its unsecured revolving credit facilities with the exception of the $750 million unsecured term loan facility. The sole purpose of this non-revolving facility is for the retirement of unsecured medium term notes issued under the Company’s medium term note shelf. Utilized capacity above includes $415 million that was utilized to fund notes tendered under the recent tender and consent offer. The remaining $335 million of capacity under the $750 million unsecured term loan facility included in Available capacity above may only be used to fund further purchases of debt outstanding under our medium term note shelf.